Exhibit 23.3

Grant Thornton UK LLP
4 Hardman Square
CONSENT OF INDEPENDENT AUDITOR	Spinningfields
Manchester
M3 3EB
T +44 (0) 161 953 6901
www.grant-thornton.co.uk

We have issued our report dated 5 August 2014 with respect to the consolidated financial statements of Aimia Foods Holdings Limited as of and for the year ended 30 June 2013 included in the Current Report of Cott Corporation on Form 8-K filed on 11 May 2015, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report, and to the use of our name as it appears under the caption “Experts.”

GRANT THORNTON UK LLP

Manchester

United Kingdom

26 May 2015

Grant Thornton UK LLP

UK member firm of Grant Thornton International Ltd

Grant Thornton UK LLP is a limited liability partnership registered in England and Wales: No.OC307742. Registered office: Grant Thornton House, Melton Street, Euston Square, London NW1 2EP A list of members is available from our registered office.